                                                                    Exhibit 23.1


                             DELOITTE & TOUCHE LLP
                                   BCE PLACE
                                 181 BAY STREET
                                   SUITE 1400
                            TORONTO, ONTARIO M5J2V1
                                     CANADA


                                                July 29, 1999


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Dusa Pharmaceuticals, Inc. on Form S-3 of our report dated February 4, 1999 (which expresses an unqualified opinion and includes an emphasis paragraph indicating that the Company is in the development stage), appearing in the Annual Report on Form 10-K of Dusa Pharmaceuticals, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Chartered Accountants

Toronto, Ontario